Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of USA Synthetic Fuel Corporation (the “Company”) for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2013
	/s/	Dr. Steven C. Vick
	Name:	Dr. Steven C. Vick
	Title:	President and Chief Executive Officer

	/s/	Daniel W. Dixon
	Name:	Daniel W. Dixon
	Title:	Chief Financial Officer